EXHIBIT 21.1

                      Subsidiaries of Small Business Issuer

MadeMyWay.Com, Inc, was organized as a Delaware corporation on January 21,2000. It is wholly-owned by the Small Business Issuer and does business under the name "MadeMyWay.Com"(TM)